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                                                                     EXHIBIT 8.1



                       [BAKER & BOTTS, L.L.P. LETTERHEAD]


002276.1278

                                                                 August 14, 1998



Pennzoil Company
Pennzoil Place
P.O. Box 2967
Houston, TX 77252-2967

Pennzoil Products Company
Pennzoil Place
P.O. Box 2967
Houston, TX  77252-2967

     Re:  Pennzoil Products Company
          Quaker State Corporation
          Proxy Statement/Prospectus
          Dated as of August 14, 1998

Gentlemen:

          We have acted as counsel to Pennzoil Company, a Delaware corporation ("Pennzoil"), and Pennzoil Products Company, a Delaware corporation ("PPC"), in connection with the proposed merger (the "Merger") of Downstream Merger Company ("Merger Sub"), a Delaware corporation and a direct, wholly-owned subsidiary of PPC, with and into Quaker State Corporation, a Delaware corporation ("Quaker State"), pursuant to the Agreement and Plan of Merger among Pennzoil, PPC, Merger Sub and Quaker State, dated as of April 14, 1998, as amended by the Amendment Number One, dated as of August 11, 1998, among the same parties (as amended, the "Merger Agreement").

          The following opinion is based on our review of the Merger Agreement, the Proxy Statement/Prospectus of Quaker State and PPC relating to the proposed Merger and related transactions filed with the Securities and Exchange Commission on August 14, 1998 (the "Proxy Statement") and such other materials and documents as we have deemed appropriate. In rendering our opinion, we have assumed that the Merger will be consummated as described in the Merger Agreement and Proxy Statement, that the Restructuring and Spin-off will be consummated as described in the Proxy Statement, that the facts, representations and warranties set forth in the Merger Agreement and the Proxy Statement are accurate, that the covenants, conditions and obligations set forth in the Merger Agreement and the other Transaction Agreements will be fulfilled, and that there are no agreements, arrangements, or understandings among any of Pennzoil, PPC, Merger Sub or Quaker State or the stockholders of Quaker State relating to the Restructuring, Spin-off or Merger other than the Merger Agreement and those described or referenced in the Merger Agreement or the Proxy Statement. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. Capitalized items not otherwise

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Pennzoil Company and
Pennzoil Products Company            - 2 -                       August 14, 1998



defined herein shall have the same meanings as they have for purposes of the Proxy Statement and the Merger Agreement.

     Subject to the foregoing and to the assumptions and limitations set forth herein and in the Proxy Statement under the caption "THE MERGER AND RELATED TRANSACTIONS -- Certain United States Federal Income Tax Consequences," and assuming that the Merger is consummated in accordance with the Merger Agreement and the Restructuring, Spin-off and Merger are consummated as described in the Proxy Statement, the discussion under the caption "THE MERGER AND RELATED TRANSACTIONS -- Certain United States Federal Income Tax Consequences -- Consequences to Pennzoil Products Group and Pennzoil-Quaker State Company," to the extent it describes matters of law and legal conclusions, is an accurate summary of the material federal income tax consequences of the Restructuring, Spin-off and Merger to PPC and those of its post-Merger subsidiaries that were, prior to the Spin-off, members of the affiliated group of corporations filing a consolidated federal income tax return of which Pennzoil is the common parent (which includes Pennzoil-Quaker State Company and the entities conducting the operations referred to as "Pennzoil Products Group" in the Proxy Statement).

     This opinion is limited solely to the federal law of the United States as in effect on the date hereof and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

     We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion. We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

     We express no opinion as to any tax consequences of or relating to the Restructuring, Spin-off or Merger other than the federal income tax consequences which are specifically addressed in the foregoing opinion.

                                   Very truly yours,

                                   BAKER & BOTTS, L.L.P.



                                   By:  /s/ STUART F. SCHAFFER
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